550 Meridian Avenue San Jose, CA 95126 Phone: 408-938-5200 Fax: 408-790-3800 lonworks@echelon.com www.echelon.com

News Information                                                     For Immediate Release

Press Contact              Investor Relations Contact
Steve Nguyen Echelon Corporation 408-938-5272 qnguyen@echelon.com	Tina Wilmott McQUERTER -858-450-0030 x140 twilmott@mcquerter.com	Chris Stanfield Echelon Corporation 408-938-5243 stanfield@echelon.com

Echelon Reports First Quarter Earnings of $0.03 per Share

SAN JOSE, CA – April 15, 2004 – Echelon Corporation ( NASDAQ : ELON ) today announced financial results for the quarter ended March 31, 2004, of $0.03 per diluted share, exceeding guidance of $0.01 per share.

"I am very pleased to start the year by exceeding our revenue and earnings per share guidance for the quarter," said M. Kenneth Oshman, Echelon’s chairman and chief executive officer. "Of particular importance to me is that in the LONWORKS ® infrastructure portion of our business, which we look to as one of our growth engines moving forward, we saw nearly 12% year-over-year growth and turned in our best performance since the first quarter of 2001. While our total revenue was down, as we had expected and forecast due to Enel moving down the price curve as they reach very high cumulative volumes, we performed well against our goals and I believe that we are positioned to continue doing so for the coming year in our two foundations for growth — the LONWORKS infrastructure and Networked Energy Services (NES) businesses."

Revenues for the quarter ended March 31, 2004 were $27.0 million, a decrease of 17.2% from revenues of $32.6 million for the same period in 2003. LONWORKS infrastructure revenue was $11.5M and Enel revenue was $15.5M. Net profit for the quarter ended March 31, 2004 was $1,119,000, or $0.03 cents per share, based on a fully diluted weighted average of 40,857,000 common shares outstanding, compared to a net profit of $4,217,000, or $0.10 cents per share, based on a fully diluted weighted average of 40,396,000 common shares outstanding for the same period in 2003. Gross margin for the quarter ended March 31, 2004 was 56.5%, compared with 50.7% for the same period in 2003. Total operating expenses for the quarter ended March 31, 2004 were $14.6 million, compared to $12.7 million for the same period in 2003.

The growing momentum behind the LONWORKS infrastructure business was highlighted at Echelon’s North American Partner’s Conference in February. At the conference, representatives from the Army Corps of Engineers, NASA’s Kennedy Space Flight Center, the U.S. Government Services Administration and other significant users of LONWORKS based solutions presented to an audience of equipment manufacturers, system specifies, and system integrators, highlighting the significant system and operating cost savings, efficiency gains, and enhanced functionality that has led them to require open LONWORKS systems and Echelon’s infrastructure products in their projects. Additionally, at AHR Expo 2004, the largest North American show devoted to heating, ventilation and air-conditioning equipment, there was a very strong showing for LONWORKS based open, interoperable building automation products. Highlights from the show included displays of competing LONWORKS based solutions from market-leading manufacturers, a demonstration of an active multi-site facility management operations center able to assess and monitor any number of remote buildings, and the introduction of a newly invigorated LONMARK ® International.

In Echelon’s NES business, significant progress was made in the pre-deployment trial with Nuon in the Netherlands. All of the data concentrators and over one thousand meters in the trial have been physically installed in customers’ homes and Nuon has begun the process of logically integrating the meters into their back office systems. Additionally, Echelon’s NES VAR partners are now vigorously pursuing their own NES opportunities in a number of countries.

Notable during the quarter was that Enel made several public statements about their project in Italy, confirming that over 15 million meters have been installed, that over 12 million are connected on their network, and that they anticipate a four year payback for their over 2 billion euro investment in the system. We believe these statements demonstrate the reliability and scalability of Echelon’s power line networking technology and, by providing ‘real world’ business results, can help other utilities see that delivering multiple services over a single infrastructure — as the NES system does — can deliver huge cost savings and service improvements.

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 2:00 pm PDT. To access the conference call, dial 1-800-915-4836 (callers outside the US please use 973-317-5319); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number. The call will be available live today, and for playback on the Investor Relations section of Echelon's web site (www.echelon.com) through April 25 th, 2004.

Use of Non-GAAP Financial Information
In this earnings release, Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon's past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation
Echelon Corporation is the creator of the LONWORKS platform, the world's most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon's hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed nearly 40 million LONWORKS based devices into homes, buildings, factories, trains, and other systems worldwide.

The protocol underlying LONWORKS networks and the signaling used by Echelon's power line and free topology transceivers have been adopted as standards by the American National Standards Institute (ANSI) . Echelon is a founding member of the LONMARK Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LONWORKS devices. More information about LONMARK interoperability is available at http://www.lonmark.org. Further information regarding Echelon can be found at http://www.echelon.com.
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Echelon, LONWORKS , LONMARK, the LONMARK logo, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the risks that our infrastructure business does not grow; risks that our NES project with Nuon is not successful or that our NES business does not develop as planned; risks relating to the growth of markets for Echelon's products and services and the ability of those products and services to perform as designed and meet customer and consumer expectations; and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Form 10-Q when filed with the Securities and Exchange Commission; and with our 2003 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2004.

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2004	December 31, 2003

ASSETS

Current Assets:
Cash and cash equivalents	$19,435	$18,667
Short-term investments	131,430	126,256
Accounts receivable, net	17,614	20,110
Inventories	5,486	5,906
Other current assets	1,626	2,519

Total current assets	175,591	173,458

Property and equipment, net	18,857	19,098
Other long-term assets	21,596	21,572

	$216,044	$214,128

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$6,340	$6,922
Accrued liabilities	4,484	4,793
Deferred revenues	1,225	998

Total current liabilities	12,049	12,713

Long-term liabilities	585	491

Total stockholders' equity	203,410	200,924

	$216,044	$214,128

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,

	2004	2003

Revenues:
Product	$26,855	$32,393
Service	188	245

Total revenues	27,043	32,638

Cost of revenues:
Cost of product	11,261	15,408
Cost of service	503	686

Total cost of revenues	11,764	16,094

Gross profit	15,279	16,544

Operating expenses:
Product development	6,215	5,095
Sales and marketing	5,058	4,670
General and administrative	3,330	2,936

Total operating expenses	14,603	12,701

Income from operations	676	3,843

Interest and other income, net	514	741

Income before provision for income taxes	1,190	4,584
Income tax expense	71	367

Net income	$1,119	$4,217

Net income per share:
Basic	$0.03	$0.11
Diluted	$0.03	$0.10

Shares used in computing net income per share:
Basic	40,502	39,788
Diluted	40,857	40,396

ECHELON CORPORATION
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,

	2004	2003

Revenues	$27,043	$32,638
Cost of revenues	11,764	16,094

Gross profit	15,279	16,544

Operating Expenses:
Product development	5,884	4,998
Sales and marketing	5,058	4,670
General and administrative	3,330	2,653

Total operating expenses	14,272	12,321

Non-GAAP income from operations	1,007	4,223
Interest and other income, net	514	741

Non-GAAP income before taxes	1,521	4,964
Income tax expense	91	397

Non-GAAP net income	$1,430	$4,567

Non-GAAP net income per share:
Diluted	$.04	$0.11

Shares used in computing net income per share:
Diluted	40,857	40,396

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net income	$1,119	$4,217

Amortization of purchased intangible assets	331	97
Third party acquisition related costs	--	283

Total non-GAAP adjustments to earnings from operations	331	380

Income tax effect of reconciling items	(20)	(30)

Non-GAAP net income	$1,430	$4,567

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,

	2004	2003

Cash flows provided by (used in) operating activities:
Net income	$1,119	$4,217
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,387	1,050
Loss on disposal of fixed assets	6	--
Provision for doubtful accounts	2	11
Change in operating assets and liabilities:
Accounts receivable	2,494	(3,560)
Inventories	420	1,474
Other current assets	893	866
Accounts payable	(582)	1,707
Accrued liabilities	(309)	(8)
Deferred revenues	227	(1,348)
Deferred rent	94	27

Net cash provided by operating activities	5,751	4,436

Cash flows used in investing activities:
Purchase of available-for-sale short-term investments	(46,165)	(50,173)
Proceeds from sales and maturities of available-for-sale short-term investments	40,976	36,494
Purchase of restricted investments	(242)	(169)
Change in other long-term assets	(112)	825
Capital expenditures	(822)	(1,001)

Net cash used in investing activities	(6,365)	(14,024)

Cash flows provided by financing activities:
Proceeds from issuance of common stock.	1,402	477

Net cash provided by financing activities	1,402	477

Effect of exchange rates on cash:	(20)	(33)

Net increase (decrease) in cash and cash equivalents	768	(9,144)
Cash and cash equivalents:
Beginning of period	18,667	34,941

End of period	$19,435	$25,797